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                                                                   EXHIBIT 99.6A

[LETTERHEAD OF DELOITTE & TOUCHE LLP]


INDEPENDENT AUDITOR'S CONSENT


Pacific Mutual Life Insurance Company
700 Newport Center Drive
Newport Beach, California 92660

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement No. 333-14005 for Pacific Select Estate Maximizer on Form S-6 of our report dated February 14, 1997 related to the financial statements of Pacific Select Exec Separate Account of Pacific Mutual Life Insurance Company as of December 31, 1996 and for the two years then ended and of our report dated February 22, 1997 related to the consolidated financial statements of Pacific Mutual Life Insurance Company as of December 31, 1996 and 1995 and for the three years ended December 31, 1996 appearing in such Prospectus.

We also consent to the reference to us under the heading of "Independent Auditors" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
April 24, 1997